Exhibit (c)(11)

 Project Titan | Discussion materials  October 15, 2020

   Situation overview      Source: Equity research and news reports.  1  October 14, TRATON confirmed their $43 per share in cash offer represents their best and final offer. Theletter referenced:Price of $43 per share represents a premium of 46% over Navistar’s 90-day VWAP price of $29.37 as of September 9, 2020The offer price also represents a premium of 79% over Navistar’s pre-offer share price of $24.07 as ofJanuary 30, 2020The offer will expire and be deemed withdrawn on Friday, October 16, 2020 at 6:00pm CET unless prior to that time Navistar responds in writing a willingness to proceed with discussions at the proposed $43 per share

       Navistar and TRATON share price performance  Source: Company filings; FactSet as of 10/15/2020.    Price ($/shr)  Premium / (disc.) to 10/13 close  10/13 Close  $44.46  –  10/14 Open  $44.02  (1.0%)  10/14 High  $44.68  0.5%  10/14 Low  $35.25  (20.7%)  10/14 Close  $36.00  (19.0%)  10/14 S&P 500 close  3,489  (0.7%)  10/14 volume traded (000s)  13,657    6-month ADTV  899     ADTV multiple   15.2x     Navistar 10/14 intraday trading performance TRATON 10/15 intraday trading performance  2                                  0  100,000  200,000  300,000  400,000  500,000  600,000 €19.00  $35.00  $36.00  $37.00  $38.00  $39.00  $40.00  $41.00  $42.00  $43.00  $44.00  $45.00  (NAV $/share)  (Volume, shares) (TRA €/share)  9:30 AM(Eastern Time)  4:00 PM  11:00 AM  2:00 PM  (Volume, shares)                                        0  2,000  4,000  6,000  8,000  10,000  12,000  14,000  16,000  18,000  €16.00  €17.00  €18.00  9:30 AM 11:00 AM  4:00 PM  2:00 PM    Price (€/shr)  Premium / (disc.) to 10/14 close  10/14 Close  €17.77  –  10/15 Open  €17.64  (0.7%)  10/15 High  €17.83  0.3%  10/15 Low  €17.27  (2.8%)  10/15 Close  €17.76  (0.1%)  10/15 DAX close  12,704  (2.5%)  10/15 volume traded (000s)  136    6-month ADTV  74     ADTV multiple   1.8x     (Central European Time)      Letterreleased  TRATON trading shown for 10/15

 Navistar acquisition matrix (with and without run-rate synergies)   Based on Management Case #1 ($ in millions, except per share)  Source: Company Filings, Navistar Management Case #1 Projections, Bloomberg.2020E net debt of $1,833mm per management estimates; preferred stock of $2mm, minority interest of $2mm, and investment in affiliates of $30mm as per 2020 Q3 filing; PV of NOLs of $360mm PV of NOLs of$360mm; post tax litigation risk of $424mm (assumes tax rate of 21%, pre-tax litigation risk of $537mm).2020E post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm) per management estimates.FinCo. book value deducts $300mm of intercompany loans from FinCo. to ManufacturingCo. from book value of $647mm per 2020 Q3 filing.Assumes Navistar’s run-rate cost synergy estimate of $347mm per management estimates.3          Navistar Share Price (Illustrative and for reference only)    $43.00  $44.00  $45.00  $46.00  $47.00  $48.00  $49.00  $50.00  Premium to unaffected price of $24.07 as of 1/30/20    78.6%  82.8%  87.0%  91.1%  95.3%  99.4%  103.6%  107.7%  Premium to unaffected 52-week high of $39.15 as of 1/30/20    9.8%  12.4%  14.9%  17.5%  20.1%  22.6%  25.2%  27.7%  Implied Equity Value    $4,323  $4,425  $4,527  $4,629  $4,731  $4,833  $4,935  $5,037  Plus: Industrial Net Debt and Other⁽¹⁾    1,871  1,871  1,871  1,871  1,871  1,871  1,871  1,871  Implied Enterprise Value    $6,193  $6,295  $6,398  $6,500  $6,602  $6,704  $6,806  $6,908  Plus: Tax Affected Unfunded Pension & OPEB⁽²⁾    1,442  1,442  1,442  1,442  1,442  1,442  1,442  1,442  Implied Adj. Enterprise Value    $7,635  $7,737  $7,839  $7,941  $8,043  $8,145  $8,247  $8,350  Less: Book Value of FinCo Equity⁽³⁾    (347)  (347)  (347)  (347)  (347)  (347)  (347)  (347)  Implied Adj. Manufacturing Enterprise Value    $7,288  $7,390  $7,492  $7,594  $7,696  $7,798  $7,900  $8,003  Valuation Multiples                    TEV / EBITDA Metric                    2020E $370    16.7x  17.0x  17.3x  17.5x  17.8x  18.1x  18.4x  18.6x  2020E (Incl. $337mm Run-Rate Cost Synergies)⁽⁴⁾ 707    8.8x  8.9x  9.0x  9.2x  9.3x  9.5x  9.6x  9.8x  2021E $700    8.9x  9.0x  9.1x  9.3x  9.4x  9.6x  9.7x  9.9x  2021E (Incl. $337mm Run-Rate Cost Synergies)⁽⁴⁾ 1,037    6.0x  6.1x  6.2x  6.3x  6.4x  6.5x  6.6x  6.7x  Adj. TEV / EBITDAPO                    2020E  $433  17.6x  17.8x  18.1x  18.3x  18.6x  18.8x  19.0x  19.3x  2020E (Incl. $337mm Run-Rate Cost Synergies)⁽⁴⁾  770  9.9x  10.0x  10.2x  10.3x  10.4x  10.6x  10.7x  10.8x  2021E  $720  10.6x  10.7x  10.9x  11.0x  11.2x  11.3x  11.5x  11.6x  2021E (Incl. $337mm Run-Rate Cost Synergies)⁽⁴⁾  1,057  7.2x  7.3x  7.4x  7.5x  7.6x  7.7x  7.8x  7.9x  Adj. Manufacturing TEV / Manufacturing EBITDAPO                    2020E  $308  23.6x  24.0x  24.3x  24.6x  25.0x  25.3x  25.6x  26.0x  2020E (Incl. $337mm Run-Rate Cost Synergies)⁽⁴⁾  645  11.3x  11.5x  11.6x  11.8x  11.9x  12.1x  12.2x  12.4x  2021E  $594  12.3x  12.4x  12.6x  12.8x  13.0x  13.1x  13.3x  13.5x  2021E (Incl. $337mm Run-Rate Cost Synergies)⁽⁴⁾  931  7.8x  7.9x  8.0x  8.2x  8.3x  8.4x  8.5x  8.6x

   Illustrative preliminary valuation summary                    $21.36  $30.00  $30.00  $12.60  $12.30  $19.00  $42.90  $29.10  $39.15  $45.00  $50.00  $42.10  $41.60  $37.40  $58.00  $41.40  $0  $10  $20  $30  $50  $60    Unaffected (01/30/20):$24.07  Discount rate: 9.5% – 10.5% TVGR:1.0% – 2.0%    Current $40  7.0x – 12.0x$594mm  Source: Management projections, FactSet as of 10/14/20, Balance sheet date as of 10/31/20; Valuation date of 10/31/201 NAV high since S&P 500 low on 03/23/2020 through the 09/10/20 unaffected date of the $43.00 offer; 2 Median value of analyst price targets as of each respective date; 3 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; Post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm as of 10/31/20); BV of FinCo equity of $347mm; 4 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; 5 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; Post-tax mid-point of litigation risk as per Navistar management; Post tax underfunded pension and OPEB of $1,442mm; PV of NOLs of $360mm; BV of FinCo equity of $347mm4  (10/14/20):  $36.00        Trading multiples3      Management Case #1    Management Case #2  7.0x – 12.0x$590mm  2021E EBITDAPO 2021E EBITDAPO LTM 2020E EBITDA  10.0x – 15.0x$370mm  Discount rate: 9.5% – 10.5% TVGR:1.0% – 2.0%  DCF5      Management Case #1    Management Case #2  Traton offer (09/10/20):$43.00  High: 03/01/2019 Low: 08/27/2019    For reference purposes only      52-week close as of 01/30/2020  Analyst price targets as of 01/30/2020  Analyst price targets as of 10/02/2020      High between  3/23/20 –9/10/20:$37.351  Median  $31.502  Median:  $40.002  Equity value per share ($/share), rounded to the nearest $0.10 (except 52-week high/low and analyst price targets)Transaction multiples4For reference only

 Appendix

   Commercial vehicle trading multiples        11.8x(2)  11.7x  10.7x  8.7x  7.5x  7.2x  5.7x  3.5x  7.5x  11.0x(3)  Source: Company filings, Wall Street Research, Capital IQ.Note: Market data as of 10/14/20. Navistar multiples represent unaffected share price as of 9/9/20 and balance sheet as of 7/31/20. Median trading multiple excludes Navistar multiples.Adjusted TEV defined as market cap plus net debt, preferred stock, minority interest and tax-affected pension & OPEB less investments in affiliates and book value of FinCo Equity.Based on consensus 2021E Manufacturing EBITDA of $554mm.Assumes 2021E Manufacturing EBITDAPO of $594mm based on 2021E WholeCo Adj. EBITDA of $700mm, 2021E FinCo EBITDA of $126mm, and 2021E non-service pension cost of $20mm per Management Case #1 projections.5  2021E ADJ. TEV / EBITDAPO(1)      (Consensus)                  (Management)  Median 2021E Adj. TEV / EBITDAPO(Excl. NAV)

   Commercial vehicle transaction multiples        9.7x  8.4x  6.1x4.5x  9.7x    TEV / LTM EBITDA15.6x12.8x11.6x  Year  2000 – 2014  2019  2006  2016  2006 – 2012  2016  2000  Target  Scania  WABCO  Scania  Navistar  MAN  Blue Bird  Renault V.I.  Acquirer  Volkswagen  ZF  MAN  Volkswagen  Volkswagen  American Securities  Volvo  Transaction Size ($bn)  Weighted Avg.(1)  $7.4  $16.6(2)  $5.9(3)  Weighted Avg.(1)  $0.4(4)  $1.6  Announced Synergies ($mm)(5)  $1,170  NA  $630  $200  NA  NA  $360  Source: Company filings, Navistar Management Projections, Capital IQ.Represents weighted average multiple based on size of acquired stake for all of Volkswagen’s stake purchases in Scania and MAN.Transaction ultimately failed.Implied based on 16.6% ownership stake.Implied based on 57% ownership stake.Reflects annual run-rate synergies. Synergy amount converted to USD based on conversion rate on announcement date.  6  Median TEV / LTM EBITDA

      Revenue CAGR 21E' - 25E' 10.2% 9.7% 9.2% 8.7% 8.2%21E' - 30E' 5.1% 4.6% 4.1% 3.6% 3.1%  Long term manufacturing EBITDA margin  12.0%  $48  $46  $43  $40  $38    11.5%  $46  $43  $40  $38  $35    11.0%  $43  $40  $38  $35  $33    10.5%  $40  $37  $35  $33  $30    10.0%  $37  $35  $32  $30  $28  Illustrative standalone discounted cash flow sensitivity analysis    High    Low    Mid-point  Discount rate: 10.50%; TVGR: 1.0%  Discount rate: 10.00%; TVGR: 1.5%  Discount rate: 9.50%; TVGR: 2.0%    Management Case #1     Revenue CAGR 21E' - 25E' 10.2% 9.7% 9.2% 8.7% 8.2%21E' - 30E' 5.1% 4.6% 4.1% 3.6% 3.1%  Long term manufacturing EBITDA margin  12.0%  $56  $53  $50  $47  $44    11.5%  $53  $50  $47  $44  $41    11.0%  $49  $47  $44  $41  $38    10.5%  $46  $43  $41  $38  $35    10.0%  $43  $40  $38  $35  $33     Revenue CAGR 21E' - 25E' 10.2% 9.7% 9.2% 8.7% 8.2%21E' - 30E' 5.1% 4.6% 4.1% 3.6% 3.1%  Long term manufacturing EBITDA margin  12.0%  $65  $62  $58  $55  $52    11.5%  $61  $58  $55  $52  $49    11.0%  $58  $55  $51  $48  $45    10.5%  $54  $51  $48  $45  $42    10.0%  $50  $47  $45  $42  $39     Revenue CAGR   21E' - 25E' 8.7%  8.2%  7.7%  7.2%  6.7%  21E' - 25E' 8.7%  8.2%  7.7%  7.2%  6.7%  21E' - 25E' 8.7%  8.2%  7.7%  7.2%  6.7%  21E' - 30E' 4.8%  4.3%  3.8%  3.3%  2.8%  21E' - 30E' 4.8%  4.3%  3.8%  3.3%  2.8%  21E' - 30E' 4.8%  4.3%  3.8%  3.3%  2.8%  Long term manufacturing EBITDA margin  11.5%  $39  $37  $34  $32  $29    11.0%  $37  $34  $32  $29  $27    10.5%  $34  $31  $29  $27  $25    10.0%  $31  $29  $27  $24  $22    9.5%  $29  $26  $24  $22  $20    High    Low    Mid-point  Discount rate: 10.50%; TVGR: 1.0%  Discount rate: 10.00%; TVGR: 1.5%  Discount rate: 9.50%; TVGR: 2.0%    Management Case #2     Revenue CAGR   Long term manufacturing EBITDA margin  11.5%  $46  $43  $40  $38  $35    11.0%  $43  $40  $37  $35  $32    10.5%  $40  $37  $35  $32  $30    10.0%  $37  $34  $32  $29  $27    9.5%  $34  $31  $29  $26  $24     Revenue CAGR   Long term manufacturing EBITDA margin  11.5%  $54  $51  $48  $45  $42    11.0%  $51  $48  $45  $42  $39    10.5%  $47  $44  $41  $39  $36    10.0%  $44  $41  $38  $35  $33    9.5%  $40  $38  $35  $32  $30   Source: Management projections 7      This analysis is illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction or opinion related thereto by J.P. Morgan and PJT Partners; No opinion is expressed to the price at which the common stock of Navistar will trade at any future time